SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED APRIL 26, 2002
(To Prospectus dated January 16, 2002)


                                   CWMBS, INC.
                                    Depositor

                                   Countrywide
                                Home Loans, Inc.
                                     Seller

                       Countrywide Home Loans Servicing LP
                                 Master Servicer

                     CHL Mortgage Pass-Through Trust 2002-J2
                                     Issuer

                                   ----------


                            The Class PO Certificates

o This supplement relates to the offering of the Class PO Certificates of the series referenced above. This supplement does not contain complete information about the offering of the Class PO Certificates. Additional information is contained in the prospectus supplement dated April 26, 2002, prepared in connection with the offering of the offered certificates of the series referenced above and in the prospectus of the depositor dated January 16, 2002. You are urged to read this supplement, the prospectus supplement and the prospectus in full.

o As of the September 25, 2002, the class certificate balance of the Class PO Certificates was approximately $3,474,276.

o Exhibit 1 to this Supplement is the monthly statement made available to holders of the Class PO Certificates on the September 25, 2002 distribution date.

o This Supplement also modifies the "Method of Distribution" section on page S-74 of the Prospectus Supplement as described on the next page.


Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to transactions in the Class PO certificates in which Countrywide Securities Corporation acts as placement agent. Sales will be made at prices related to the prevailing prices at the time of sale.




The Class PO Certificates represent obligations of the trust only and do not represent an interest in or obligation of CWMBS, Inc., Countrywide Home Loans, Inc., Countrywide Home Loans Servicing LP, or any of their affiliates.

This supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus supplement and the prospectus.


October 15, 2002

                            DESCRIPTION OF COLLATERAL


Reports to Certificateholders


                  The monthly statement furnished to the Certificateholders on the September 25, 2002 Distribution Date is included herein as Exhibit 1.


                             METHOD OF DISTRIBUTION


                  Pursuant to a Placement Agency Agreement, dated as of October 15, 2002, between Countrywide Securities Corporation and Countrywide Home Loans, Inc., Countrywide Securities Corporation has agreed, subject to the satisfaction of certain conditions, to sell the Class PO Certificates on a best efforts basis, and Countrywide Home Loans, Inc. has agreed to sell the Class PO Certificates through Countrywide Securities Corporation. Sales will be made a prices relating to the prevailing prices at the time of sale.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Sensitivity of the Class PO Certificates

                  The information set forth in the following table has been prepared on the basis of the structuring assumptions contained in the Prospectus Supplement, that the Class PO Certificates have the class certificate balance described on the cover to this Supplement, that the closing date for the purchase of the Class PO Certificates is October 15, 2002, and the assumption that the aggregate purchase price of the Class PO Certificates (expressed as a percentage of their Certificate Date Class Certificate Balance) is 78.0%.

          Sensitivity of the Principal Only Certificates to Prepayments
                          (Pre-tax Yields to Maturity)

                                      Percentage of the Prepayment Assumption
                                   ---------------------------------------------
        Class                               0%     100%     275%    400%    500%
        -----                             ----     ----     ----    ----    ----
        Class PO...................       1.5%     2.6%     5.0%    6.8%    8.2%

                  It is unlikely that all of the Mortgage Loans will have the precise characteristics described in this supplement or that the Mortgage Loans will all prepay at the same rate until maturity or that all of the Discount Mortgage Loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class PO Certificates is likely to differ from those shown in the table above, even if all of the Discount Mortgage Loans prepay at the indicated percentages of the Prepayment Assumption. No representation is made as to the actual rate of principal payments on the Mortgage Loans for any period or over the life of the Class PO Certificates or as to the yield on the Class PO Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class PO Certificates.

                                                                       EXHIBIT 1


        THE                                           Distribution Date: 9/25/02
      BANK OF
        NEW
       YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236


                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2002-J2


                                      Certificateholder Monthly Distribution Summary
------------------------------------------------------------------------------------------------------------------------------------
                         Certificate                   Pass                                           Current             Cumulative
                  Class      Rate       Beginning    Through    Principal     Interest      Total     Realized    Ending   Realized
Class   Cusip  Description   Type        Balance     Rate (%) Distribution  Distribution Distribution  Losses     Balance   Losses
------------------------------------------------------------------------------------------------------------------------------------
1A1   12669CXZ8  Senior   Var-30/360  74,321,243.08  2.310000  5,165,242.72   143,068.39  5,308,311.11   0.00   69,156,000.37   0.00
1A2   12669CYA2  Senior   Fix-30/360  11,979,000.00  6.500000          0.00    64,886.25     64,886.25   0.00   11,979,000.00   0.00
1A3   12669CYB0  Senior   Fix-30/360   2,170,000.00  6.500000          0.00    11,754.17     11,754.17   0.00    2,170,000.00   0.00
1A4   12669CYC8  Senior   Fix-30/360 318,521,240.88  6.000000 22,136,867.63 1,592,606.20 23,729,473.83   0.00  296,384,373.25   0.00
1A5   12669CYD6  Senior   Fix-30/360   1,000,000.00  6.500000          0.00     5,416.67      5,416.67   0.00    1,000,000.00   0.00
1A6   12669CYE4  Strip IO Var-30/360  79,630,310.22  6.190000          0.00   410,759.68    410,759.68   0.00   74,096,093.31   0.00
1A7   12669CYF1  Senior   Var-30/360   5,309,067.14  2.310000    368,974.19    10,219.95    379,194.14   0.00    4,940,092.95   0.00
1A8   12669CYG9  Senior   Fix-30/360  30,222,713.62  6.500000    194,172.80   163,706.37    357,879.17   0.00   30,028,540.82   0.00
1A9   12669CYH7  Senior   Fix-30/360  30,444,000.00  6.500000          0.00   164,905.00    164,905.00   0.00   30,444,000.00   0.00
1A10  12669CYJ3  Senior   Fix-30/360  35,847,286.38  6.500000          0.00         0.00          0.00   0.00   36,041,459.18   0.00
1A11  12669CYK0  Senior   Fix-30/360  62,800,000.00  6.500000          0.00   340,166.67    340,166.67   0.00   62,800,000.00   0.00
1X    12669CYM6  Strip IO Fix-30/360 430,821,568.37  0.332978          0.00   119,545.15    119,545.15   0.00  407,227,199.24   0.00
2A1   12669CYN4  Senior   Fix-30/360 119,438,170.95  6.000000  8,600,494.93   597,190.85  9,197,685.78   0.00  110,837,676.02   0.00
2X    12669CYP9  Strip IO Fix-30/360  98,005,194.17  0.392547          0.00    32,059.69     32,059.69   0.00   89,922,368.85   0.00
PO                                     3,503,652.09  0.000000     29,375.69         0.00     29,375.69   0.00    3,474,276.39   0.00
PO-1  12669CYL8  Strip PO Fix-30/360   2,902,354.81  0.000000     26,494.10         0.00     26,494.10   0.00    2,875,860.70   0.00
PO-2  12669CYL8  Strip PO Fix-30/360     601,297.28  0.000000      2,881.59         0.00      2,881.59   0.00      598,415.69   0.00
AR    12669CYQ7  Senior   Fix-30/360           0.00  6.500000          0.00         0.00          0.00   0.00            0.00   0.00
------------------------------------------------------------------------------------------------------------------------------------
M     12669CYR5  Junior   Fix-30/360   9,461,212.21  6.413437     12,108.84    50,565.74     62,674.58   0.00    9,449,103.38   0.00
B1    12669CYS3  Junior   Fix-30/360   4,162,917.45  6.413437      5,327.87    22,248.84     27,576.71   0.00    4,157,589.58   0.00
B2    12669CYT1  Junior   Fix-30/360   3,027,589.90  6.413437      3,874.83    16,181.05     20,055.88   0.00    3,023,715.07   0.00
B3    12669CYU8  Junior   Fix-30/360   1,513,869.59  6.413437      1,937.51     8,090.92     10,028.43   0.00    1,511,932.08   0.00
B4    12669CYV6  Junior   Fix-30/360   1,135,377.31  6.413437      1,453.10     6,068.06      7,521.16   0.00    1,133,924.21   0.00
B5    12669CYW4  Junior   Fix-30/360   1,513,823.88  6.413437      1,937.40     8,090.68     10,028.08   0.05    1,511,886.43  21.39
------------------------------------------------------------------------------------------------------------------------------------
Totals                               716,371,164.48           36,521,767.51 3,767,530.33 40,289,297.84   0.05  680,043,569.73  21.39
------------------------------------------------------------------------------------------------------------------------------------

        THE                                           Distribution Date: 9/25/02
      BANK OF
        NEW
       YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2002-J2


                                                  Principal Distribution Detail
------------------------------------------------------------------------------------------------------------------------------------
                     Original      Beginning     Scheduled            Unscheduled     Net     Current     Ending          Ending
                   Certificate    Certificate    Principal  Accretion  Principal   Principal  Realized  Certificate     Certificate
Class   Cusip        Balance        Balance    Distribution Principal Adjustments Distribution Losses     Balance         Factor
------------------------------------------------------------------------------------------------------------------------------------
1A1   12669CXZ8  80,885,800.00  74,321,243.08  5,165,242.72       0.00    0.00    5,165,242.72  0.00   69,156,000.37   0.85498320305
1A2   12669CYA2  11,979,000.00  11,979,000.00          0.00       0.00    0.00            0.00  0.00   11,979,000.00   1.00000000000
1A3   12669CYB0   2,170,000.00   2,170,000.00          0.00       0.00    0.00            0.00  0.00    2,170,000.00   1.00000000000
1A4   12669CYC8 346,655,200.00 318,521,240.88 22,136,867.63       0.00    0.00   22,136,867.63  0.00  296,384,373.25   0.85498320305
1A5   12669CYD6   1,000,000.00   1,000,000.00          0.00       0.00    0.00            0.00  0.00    1,000,000.00   1.00000000000
1A6   12669CYE4  86,663,800.00  79,630,310.22          0.00       0.00    0.00            0.00  0.00   74,096,093.31   0.85498320305
1A7   12669CYF1   5,778,000.00   5,309,067.14    368,974.19       0.00    0.00      368,974.19  0.00    4,940,092.95   0.85498320305
1A8   12669CYG9  30,989,000.00  30,222,713.62    194,172.80       0.00    0.00      194,172.80  0.00   30,028,540.82   0.96900644798
1A9   12669CYH7  30,444,000.00  30,444,000.00          0.00       0.00    0.00            0.00  0.00   30,444,000.00   1.00000000000
1A10  12669CYJ3  35,081,000.00  35,847,286.38          0.00 194,172.80    0.00            0.00  0.00   36,041,459.18   1.02737832969
1A11  12669CYK0  62,800,000.00  62,800,000.00          0.00       0.00    0.00            0.00  0.00   62,800,000.00   1.00000000000
1X    12669CYM6 463,221,070.21 430,821,568.37          0.00       0.00    0.00            0.00  0.00  407,227,199.24   0.87912063036
2A1   12669CYN4 128,204,000.00 119,438,170.95  8,600,494.93       0.00    0.00    8,600,494.93  0.00  110,837,676.02   0.86454148095
2X    12669CYP9 106,486,182.87  98,005,194.17          0.00       0.00    0.00            0.00  0.00   89,922,368.85   0.84445104920
PO                3,604,695.92   3,503,652.09     29,375.69       0.00    0.00       29,375.69  0.00    3,474,276.39   0.96381954736
PO-1  12669CYL8   2,947,782.47   2,902,354.81     26,494.10       0.00    0.00       26,494.10  0.00    2,875,860.70   0.97560139988
PO-2  12669CYL8     656,913.45     601,297.28      2,881.59       0.00    0.00        2,881.59  0.00      598,415.69   0.91095058166
AR    12669CYQ7         100.00           0.00          0.00       0.00    0.00            0.00  0.00            0.00   0.00000000000
------------------------------------------------------------------------------------------------------------------------------------
M     12669CYR5   9,506,400.00   9,461,212.21     12,108.84       0.00    0.00       12,108.84  0.00    9,449,103.38   0.99397283676
B1    12669CYS3   4,182,800.00   4,162,917.45      5,327.87       0.00    0.00        5,327.87  0.00    4,157,589.58   0.99397283676
B2    12669CYT1   3,042,050.00   3,027,589.90      3,874.83       0.00    0.00        3,874.83  0.00    3,023,715.07   0.99397283676
B3    12669CYU8   1,521,100.00   1,513,869.59      1,937.51       0.00    0.00        1,937.51  0.00    1,511,932.08   0.99397283676
B4    12669CYV6   1,140,800.00   1,135,377.31      1,453.10       0.00    0.00        1,453.10  0.00    1,133,924.21   0.99397283676
B5    12669CYW4   1,521,054.08   1,513,823.88      1,937.40       0.00    0.00        1,937.40  0.05    1,511,886.43   0.99397283021
------------------------------------------------------------------------------------------------------------------------------------
Totals          760,505,000.00 716,371,164.48 36,521,767.51 194,172.80    0.00   36,521,767.51  0.05  680,043,569.73
------------------------------------------------------------------------------------------------------------------------------------

        THE                                           Distribution Date: 9/25/02
      BANK OF
        NEW
       YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2002-J2


                                                   Interest Distribution Detail
------------------------------------------------------------------------------------------------------------------------------------
           Beginning         Pass          Accrued       Cumulative                  Total       Net       Unscheduled
          Certificate       Through        Optimal         Unpaid    Deferred       Interest  Prepayment     Interest      Interest
Class       Balance        Rate (%)        Interest       Interest   Interest         Due    Int Shortfall  Adjustment       Paid
------------------------------------------------------------------------------------------------------------------------------------
1A1       74,321,243.08      2.310000       143,068.39      0.00         0.00     143,068.39      0.00        0.00        143,068.39
1A2       11,979,000.00      6.500000        64,886.25      0.00         0.00      64,886.25      0.00        0.00         64,886.25
1A3        2,170,000.00      6.500000        11,754.17      0.00         0.00      11,754.17      0.00        0.00         11,754.17
1A4      318,521,240.88      6.000000     1,592,606.20      0.00         0.00   1,592,606.20      0.00        0.00      1,592,606.20
1A5        1,000,000.00      6.500000         5,416.67      0.00         0.00       5,416.67      0.00        0.00          5,416.67
1A6       79,630,310.22      6.190000       410,759.68      0.00         0.00     410,759.68      0.00        0.00        410,759.68
1A7        5,309,067.14      2.310000        10,219.95      0.00         0.00      10,219.95      0.00        0.00         10,219.95
1A8       30,222,713.62      6.500000       163,706.37      0.00         0.00     163,706.37      0.00        0.00        163,706.37
1A9       30,444,000.00      6.500000       164,905.00      0.00         0.00     164,905.00      0.00        0.00        164,905.00
1A10      35,847,286.38      6.500000             0.00      0.00   194,172.80     194,172.80      0.00        0.00              0.00
1A11      62,800,000.00      6.500000       340,166.67      0.00         0.00     340,166.67      0.00        0.00        340,166.67
1X       430,821,568.37      0.332978       119,545.15      0.00         0.00     119,545.15      0.00        0.00        119,545.15
2A1      119,438,170.95      6.000000       597,190.85      0.00         0.00     597,190.85      0.00        0.00        597,190.85
2X        98,005,194.17      0.392547        32,059.69      0.00         0.00      32,059.69      0.00        0.00         32,059.69
PO         3,503,652.09      0.000000             0.00      0.00         0.00           0.00      0.00        0.00              0.00
PO-1       2,902,354.81      0.000000             0.00      0.00         0.00           0.00      0.00        0.00              0.00
PO-2         601,297.28      0.000000             0.00      0.00         0.00           0.00      0.00        0.00              0.00
AR                 0.00      6.500000             0.00      0.00         0.00           0.00      0.00        0.00              0.00
------------------------------------------------------------------------------------------------------------------------------------
M          9,461,212.21      6.413437        50,565.74      0.00         0.00      50,565.74      0.00        0.00         50,565.74
B1         4,162,917.45      6.413437        22,248.84      0.00         0.00      22,248.84      0.00        0.00         22,248.84
B2         3,027,589.90      6.413437        16,181.05      0.00         0.00      16,181.05      0.00        0.00         16,181.05
B3         1,513,869.59      6.413437         8,090.92      0.00         0.00       8,090.92      0.00        0.00          8,090.92
B4         1,135,377.31      6.413437         6,068.06      0.00         0.00       6,068.06      0.00        0.00          6,068.06
B5         1,513,823.88      6.413437         8,090.68      0.00         0.00       8,090.68      0.00        0.00          8,090.68
------------------------------------------------------------------------------------------------------------------------------------
Totals   716,371,164.48                   3,767,530.33      0.00   194,172.80   3,961,703.13      0.00        0.00      3,767,530.33
------------------------------------------------------------------------------------------------------------------------------------

        THE                                           Distribution Date: 9/25/02
      BANK OF
        NEW
       YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2002-J2


                                          Current Payment Information Factors per $1,000
------------------------------------------------------------------------------------------------------------------------------------
                           Original           Beginning Cert.                                          Ending Cert.         Pass
                          Certificate            Notional         Principal          Interest            Notional         Through
Class       Cusip           Balance              Balance        Distribution       Distribution          Balance          Rate (%)
------------------------------------------------------------------------------------------------------------------------------------
1A1       12669CXZ8      80,885,800.00         918.841664219     63.858461165        1.768770204        854.983203054       2.310000
1A2       12669CYA2      11,979,000.00       1,000.000000000      0.000000000        5.416666667      1,000.000000000       6.500000
1A3       12669CYB0       2,170,000.00       1,000.000000000      0.000000000        5.416666667      1,000.000000000       6.500000
1A4       12669CYC8     346,655,200.00         918.841664219     63.858461165        4.594208321        854.983203054       6.000000
1A5       12669CYD6       1,000,000.00       1,000.000000000      0.000000000        5.416666667      1,000.000000000       6.500000
1A6       12669CYE4      86,663,800.00         918.841664219      0.000000000        4.739691585        854.983203054       6.190000
1A7       12669CYF1       5,778,000.00         918.841664219     63.858461165        1.768770204        854.983203054       2.310000
1A8       12669CYG9      30,989,000.00         975.272310096      6.265862120        5.282725013        969.006447976       6.500000
1A9       12669CYH7      30,444,000.00       1,000.000000000      0.000000000        5.416666667      1,000.000000000       6.500000
1A10      12669CYJ3      35,081,000.00       1,021.843344900      0.000000000        0.000000000      1,027.378329685       6.500000
1A11      12669CYK0      62,800,000.00       1,000.000000000      0.000000000        5.416666667      1,000.000000000       6.500000
1X        12669CYM6     463,221,070.21         930.056070578      0.000000000        0.258073642        879.120630359       0.332978
2A1       12669CYN4     128,204,000.00         931.625931743     67.084450790        4.658129659        864.541480953       6.000000
2X        12669CYP9     106,486,182.87         920.355970405      0.000000000        0.301069047        844.451049201       0.392547
PO                        3,604,695.92         971.968833920      8.149283782        0.000000000        963.819547364       0.000000
PO-1      12669CYL8       2,947,782.47         984.589207749      8.987807873        0.000000000        975.601399876       0.000000
PO-2      12669CYL8         656,913.45         915.337134986      4.386553322        0.000000000        910.950581663       0.000000
AR        12669CYQ7             100.00           0.000000000      0.000000000        0.000000000          0.000000000       6.500000
------------------------------------------------------------------------------------------------------------------------------------
M         12669CYR5       9,506,400.00         995.246593049      1.273756294        5.319126253        993.972836755       6.413437
B1        12669CYS3       4,182,800.00         995.246593049      1.273756294        5.319126253        993.972836755       6.413437
B2        12669CYT1       3,042,050.00         995.246593049      1.273756294        5.319126253        993.972836755       6.413437
B3        12669CYU8       1,521,100.00         995.246593049      1.273756294        5.319126253        993.972836755       6.413437
B4        12669CYV6       1,140,800.00         995.246593049      1.273756294        5.319126253        993.972836755       6.413437
B5        12669CYW4       1,521,054.08         995.246586499      1.273725138        5.319126218        993.972830215       6.413437
------------------------------------------------------------------------------------------------------------------------------------
Totals                  760,505,000.00         941.967724709     48.023047199        4.953984957        894.199998330
------------------------------------------------------------------------------------------------------------------------------------

        THE
      BANK OF
        NEW
       YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2002-J2

Pool Level Data
Distribution Date                                                                                                            9/25/02
Cut-off Date                                                                                                                  4/1/02
Determination Date                                                                                                            9/1/02
Accrual Period 30/360                            Begin                                                                        8/1/02
                                                 End                                                                          9/1/02
Number of Days in 30/360 Accrual Period                                                                                           30

--------------------------------------------------------
                   Collateral Information
--------------------------------------------------------
Group 1
-------
Cut-Off Date Balance                                                                                                  628,000,000.00

Beginning Aggregate Pool Stated Principal Balance                                                                     592,728,122.39
Ending Aggregate Pool Stated Principal Balance                                                                        565,016,030.35

Beginning Aggregate Certificate Stated Principal Balance                                                              716,371,164.48
Ending Aggregate Certificate Stated Principal Balance                                                                 680,043,569.73

Beginning Aggregate Loan Count                                                                                                  1350
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                                   61
Ending Aggregate Loan Count                                                                                                     1289

Beginning Weighted Average Loan Rate (WAC)                                                                                 6.969781%
Ending Weighted Average Loan Rate (WAC)                                                                                    6.965487%

Beginning Net Weighted Average Loan Rate                                                                                   6.710196%
Ending Net Weighted Average Loan Rate                                                                                      6.705874%

Weighted Average Maturity (WAM) (Months)                                                                                         353

Servicer Advances                                                                                                          76,536.00

Aggregate Pool Prepayment                                                                                              27,211,870.03
Pool Prepayment Rate                                                                                                     43.1327 CPR

Group 2
-------
Cut-Off Date Balance                                                                                                  132,505,000.00

Beginning Aggregate Pool Stated Principal Balance                                                                     123,643,042.09
Ending Aggregate Pool Stated Principal Balance                                                                        115,027,539.38

Beginning Aggregate Certificate Stated Principal Balance                                                              716,371,164.48
Ending Aggregate Certificate Stated Principal Balance                                                                 680,043,569.73

Beginning Aggregate Loan Count                                                                                                   262

        THE
      BANK OF
        NEW
       YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2002-J2

Group 2
-------
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                                   16
Ending Aggregate Loan Count                                                                                                      246

Beginning Weighted Average Loan Rate (WAC)                                                                                 6.540972%
Ending Weighted Average Loan Rate (WAC)                                                                                    6.530133%

Beginning Net Weighted Average Loan Rate                                                                                   6.281972%
Ending Net Weighted Average Loan Rate                                                                                      6.271133%

Weighted Average Maturity (WAM) (Months)                                                                                         174

Servicer Advances                                                                                                          13,194.00

Aggregate Pool Prepayment                                                                                               8,199,294.55
Pool Prepayment Rate                                                                                                     56.2318 CPR

--------------------------------------------------------
                 Certificate Information
--------------------------------------------------------
Group 1
-------
Senior Percentage                                                                                                     97.0819829454%
Senior Prepayment Percentage                                                                                         100.0000000000%

Subordinate Percentage                                                                                                 2.9180170546%
Subordinate Prepayment Percentage                                                                                      0.0000000000%

Group 2
-------
Senior Percentage                                                                                                     97.0712591360%
Senior Prepayment Percentage                                                                                         100.0000000000%

Subordinate Percentage                                                                                                 2.9287408640%
Subordinate Prepayment Percentage                                                                                      0.0000000000%


Certificate Account

Beginning Balance                                                                                                               0.00

Deposit
Payments of Interest and Principal                                                                                     40,424,472.57
Liquidation Proceeds                                                                                                            0.00
All Other Proceeds                                                                                                              0.00
Other Amounts                                                                                                                   0.00
                                                                                                                       -------------
Total Deposits                                                                                                         40,424,472.57

        THE
      BANK OF
        NEW
       YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2002-J2

Withdrawals
Reimbursement of Servicer Advances                                                                                              0.00
Payment of Master Servicer Fees                                                                                           134,885.47
Payment of Sub Servicer Fees                                                                                                  289.25
Payment of Other Fees                                                                                                           0.00
Payment of Insurance Premium(s)                                                                                                 0.00
Payment of Personal Mortgage Insurance                                                                                          0.00
Other Permitted Withdrawal per the Pooling and Service Agreement                                                                0.00
Payment of Principal and Interest                                                                                      40,289,297.84
                                                                                                                       -------------
Total Withdrawals                                                                                                      40,424,472.57

Ending Balance                                                                                                                  0.00


Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                                  14,358.52
Compensation for Gross PPIS from Servicing Fees                                                                            14,358.52
Other Gross PPIS Compensation                                                                                                   0.00
                                                                                                                           ---------
Total Net PPIS (Non-Supported PPIS)                                                                                             0.00


Master Servicing Fees Paid                                                                                                134,885.47
Sub Servicing Fees Paid                                                                                                       289.25
Insurance Premium(s) Paid                                                                                                       0.00
Personal Mortgage Insurance Fees Paid                                                                                           0.00
Other Fees Paid                                                                                                                 0.00
                                                                                                                          ----------
Total Fees                                                                                                                135,174.73

------------------------------------------------------------------------------------------------------------------------------------
                                                          Delinquency Information
------------------------------------------------------------------------------------------------------------------------------------
Group 1
-------

Delinquency                                                        30-59 Days         60-89 Days         90+ Days             Totals
-----------                                                        ----------         ----------         --------             ------
Scheduled Principal Balance                                     11,356,829.00               0.00             0.00      11,356,829.00
Percentage of Total Pool Balance                                    2.010001%          0.000000%        0.000000%          2.010001%
Number of Loans                                                            26                  0                0                 26
Percentage of Total Loans                                           2.017067%          0.000000%        0.000000%          2.017067%

        THE
      BANK OF
        NEW
       YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2002-J2

Foreclosure
-----------
Scheduled Principal Balance                                                                                                     0.00
Percentage of Total Pool Balance                                                                                           0.000000%
Number of Loans                                                                                                                    0
Percentage of Total Loans                                                                                                  0.000000%

Bankruptcy
----------
Scheduled Principal Balance                                                                                                     0.00
Percentage of Total Pool Balance                                                                                           0.000000%
Number of Loans                                                                                                                    0
Percentage of Total Loans                                                                                                  0.000000%

REO
---
Scheduled Principal Balance                                                                                                     0.00
Percentage of Total Pool Balance                                                                                           0.000000%
Number of Loans                                                                                                                    0
Percentage of Total Loans                                                                                                  0.000000%

Book Value of all REO Loans                                                                                                     0.00
Percentage of Total Pool Balance                                                                                           0.000000%

Current Realized Losses                                                                                                         0.00
Additional Gains (Recoveries)/Losses                                                                                            0.00
Total Realized Losses                                                                                                           0.00


Group 2
-------

Delinquency                                       30-59 Days             60-89 Days               90+ Days                    Totals
-----------                                       ----------             ----------               --------                    ------
Scheduled Principal Balance                     1,486,194.00                   0.00                   0.00              1,486,194.00
Percentage of Total Pool Balance                   1.292033%              0.000000%              0.000000%                 1.292033%
Number of Loans                                            3                      0                      0                         3
Percentage of Total Loans                          1.219512%              0.000000%              0.000000%                 1.219512%

Foreclosure
-----------
Scheduled Principal Balance                                                                                                     0.00
Percentage of Total Pool Balance                                                                                           0.000000%
Number of Loans                                                                                                                    0
Percentage of Total Loans                                                                                                  0.000000%

Bankruptcy
----------
Scheduled Principal Balance                                                                                                     0.00
Percentage of Total Pool Balance                                                                                           0.000000%
Number of Loans                                                                                                                    0
Percentage of Total Loans                                                                                                  0.000000%

        THE
      BANK OF
        NEW
       YORK

101 Barclay St, 8W
New York, NY 10286
Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2002-J2

REO
---
Scheduled Principal Balance                                                                                                     0.00
Percentage of Total Pool Balance                                                                                           0.000000%
Number of Loans                                                                                                                    0
Percentage of Total Loans                                                                                                  0.000000%
Book Value of all REO Loans                                                                                                     0.00
Percentage of Total Pool Balance                                                                                           0.000000%
Current Realized Losses                                                                                                         0.00
Additional Gains (Recoveries)/Losses                                                                                            0.00
Total Realized Losses                                                                                                           0.00

---------------------------------------------------------
      Subordination/Credit Enhancement Information
---------------------------------------------------------

Protection                                                                                             Original              Current
----------                                                                                             --------              -------
Bankruptcy Loss                                                                                      362,658.00           362,658.00
Bankruptcy Percentage                                                                                 0.047686%            0.053329%
Credit/Fraud Loss                                                                                 30,420,000.00        30,420,000.00
Credit/Fraud Loss Percentage                                                                          3.999974%            4.473243%
Special Hazard Loss                                                                               15,210,100.00        14,327,423.29
Special Hazard Loss Percentage                                                                        2.000000%            2.106839%

Credit Support                                                                                         Original              Current
--------------                                                                                         --------              -------
Class A                                                                                          739,590,795.92       659,255,418.98
Class A Percentage                                                                                   97.249958%           96.943115%

Class M                                                                                            9,506,400.00         9,449,103.38
Class M Percentage                                                                                    1.250012%            1.389485%

Class B1                                                                                           4,182,800.00         4,157,589.58
Class B1 Percentage                                                                                   0.550003%            0.611371%

Class B2                                                                                           3,042,050.00         3,023,715.07
Class B2 Percentage                                                                                   0.400004%            0.444635%

Class B3                                                                                           1,521,100.00         1,511,932.08
Class B3 Percentage                                                                                   0.200012%            0.222329%

Class B4                                                                                           1,140,800.00         1,133,924.21
Class B4 Percentage                                                                                   0.150006%            0.166743%

Class B5                                                                                           1,521,054.08         1,511,886.43
Class B5 Percentage                                                                                   0.200006%            0.222322%

        THE
      BANK OF
        NEW
       YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2002-J2

Credit Support                                                                                         Original              Current
--------------                                                                                         --------              -------